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                              Consulting Agreement
                                      with
                                  Bruce Bendell

                                      10.02


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                              CONSULTING AGREEMENT
                     (and Agreement to serve as a Director)


           THIS CONSULTING AGREEMENT, made as of this 7th day of November, 1995, by and between:
           FIDELITY HOLDINGS, INC., a newly organized Nevada corporation having its executive office at 144-15 Union Turnpike Kew Gardens Hills, NY 11367 (hereinafter referred to as "COMPANY") AND
           BRUCE BENDELL, an adult individual with offices at 43-40 Northern Blvd, Long Island City, N.Y. I 1 101 (hereinafter referred to as "CONSULTANT")WITNESSETH THAT:
           WHEREAS, CONSULTANT has certain education, experience, background and contacts which would be useful and helpful to COMPANY in its business and COMPANY is desirous of retaining CONSULTANT in order to obtain the benefits of such education, experience, background and contacts.
           WHEREAS, CONSULTANT is agreeable to being retained by COMPANY as a consultant and providing the benefits of his education, experience, background and contacts to COMPANY;
           WHEREAS, the parties have agreed upon the terms of such retention and desire a written, formal contract to evidence their agreements;
           NOW, THEREFORE, in consideration of the mutual promises, covenants and forbearances contained herein, and intending to be legally bound, the parties have agreed as follows:
           1. RETENTION. For the term provided in Paragraph 2, COMPANY hereby retains CONSULTANT, and CONSULTANT hereby accepts that retention, upon the terms and conditions hereinafter set forth.
           2. TERM.
           (a) This Agreement shall become effective as of November 7, 1995.
           (b) This Agreement, subject to the provisions of Paragraphs 14 and 15 below, shall continue and exist for an initial period from-n November 7, 1995 to December 31, 1998.
           (c) If, at September 30, 1998, neither party is then in default under this Agreement, COMPANY shall have the option to extend the term of this Agreement for an additional one (1) year period, i.e., to December 31, 1999. Such option shall be exercised by COMPANY mailing notice to CONSULTANT on or before October 31, 1998, of its intention to so extend the Agreement. If COMPANY shall not exercise its extension option by October 31, 1998, this Agreement shall terminate on December 31, 1998.
           (d) This Agreement shall be subject to successive additional one (1) year extensions under the procedure provided in subparagraph (c), provided that at September 30 of the then existing extension year neither party is then in default under this Agreement and notice of exercise of the extension option is given on or before October 31 of such extension year.

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           (e) Notwithstanding the foregoing, the term of this Agreement is otherwise subject to the termination provisions contained hereafter.
           3. COMPENSATION-BASE.
           (a) For all services rendered under this Agreement, CONSULTANT shall be paid, as base compensation, such annual fee as shall be determined by the Board of Directors of COMPANY, from time to time, but in no event shall such compensation be at a rate of less than $150,000per year. In the event of any extension of this Agreement, such compensation shall be at a rate of no less than $150,000 per year during each extension year. All such compensation shall be subject to a Cost-of-Living Adjustment (COLA) annually based upon the percentage increase in the Cost-of-Living Index, All Commodities, for the New York City area. Subject to subparagraph (b) below, such compensation is to be payable in equal installments at intervals no longer than semi-monthly. Such base compensation shall be in addition to such fringe benefits and bonuses as provided elsewhere herein.
           (b) The base compensation for each year of this Agreement, including the first and second year, and any extensions to this Agreement, shall be subject to a retroactive increase, based upon an earnings per share formula (actual common shares issued and outstanding at December 31 of each year, and not fully diluted) as follows:

           Profits Per        Increase as a
           Common Share       Percent of Base Compensation
           $.00 - $.01             5%
           $.11 - $.20            10%
           $.21 - $.30            20%
           $.31 - $.40            30%
           $.41 - $.50            40%
           $.51 - $.60            50%
           $.61 - $.70            70%
           $.71 - $.80            90%
           $.81 - $.90           110%
           $.91 - $1.00          130%
           over $1.00            150%
This retroactive increase, if any should occur, is not a bonus but a merit adjustment to the base salary.
         (c) COMPANY may assign CONSULTANT to one or more of its subsidiaries and/or affiliates, to perform services consistent with CONSULTANT'S duties hereunder. In such event, CONSULTANT may be separately compensated by each such subsidiary and/or affiliate. All such compensation shall be deducted from the compensation payable under subparagraph (a) above and COMPANY shall pay CONSULTANT only the difference between (i) the total of all such compensations from subsidiaries and/or affiliates and (ii) the base compensation.
         (d) At the end of each calendar year, the Board of Directors of COMPANY shall review the performance of CONSULTANT for such year and, based upon such evaluation, establish any increase in the base compensation payable to CONSULTANT for the succeeding calendar year, as adjusted by subparagraph (c) above. COMPANY shall not be obligated to provide any increase, in excess of the increase in the Cost-of-Living Index, All Commodities, for the New York City area during the prior calendar year.

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           4. COMPENSATION-FRINGE BENEFITS. CONSULTANT shall receive at least the following additional benefits, which may be extended or increased, but not reduced, by COMPANY:
(a) Vacation - During each year of this Agreement, CONSULTANT shall be entitled to paid vacation of three (3) weeks.
(b) Personal Leave - During each year of this Agreement, CONSULTANT shall receive five days paid personal leave, which shall not be accumulated from year to year if unused. CONSULTANT shall not be compensated for any unused personal leave. "Personal leave" shall include sick leave, bereavement leave, and all other personal time off.
(c) Other CONSULTANT shall receive such other medical, surgical, hospital, dental or legal insurance and fringe benefits as are available to any other officers/employees/consultants, consistent with COMPANY'S past practices and such life/disability insurance, incentive or deferred compensation or bonuses, pension/profit sharing plan and qualified and non-qualified stock option plans as the Board of Directors of COMPANY shall establish. Nothing contained in this Agreement shall be in lieu of any rights, benefits and privileges to which CONSULTANT may be entitled under any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. CONSULTANT shall have the same right ' s and privileges to participate in such plans and benefits as any other employee during his period of retention.
           5. COMPENSATION-BONUS. After the end of each calendar year, the Board of Directors of COMPANY shall determine the net profits before taxes of COMPANY for such prior year and shall determine any bonus for such year payable to CONSULTANT. COMPANY shall not be obligated to provide any bonus. Any bonus awarded shall be paid at such time or times, in such amounts or installments, as the Board of Directors may determine.
           6. DUTIES. (a) CONSULTANT is engaged as a business, management and financial consultant to COMPANY and shall provide advice to the officers, directors and key management of the COMPANY. CONSULTANT'S performance shall be subject to the supervision of COMPANY'S Board of Directors. In addition, at the option of COMPANY management, and subject to the approval of the company's shareholders, during the term of this Agreement CONSULTANT shall serve as a director of the COMPANY if so elected. The precise consulting scope and the specific services to be rendered by CONSULTANT may be defined, interpreted, curtailed, or extended, from time to time, by determination of the Board of Directors of COMPANY, provided, however, that any definition, interpretation, curtainment, or extension is consistent with the status of, and/or educational experience required for, the responsibilities for which CONSULTANT has been initially engaged hereunder. It is the intent of this provision to provide COMPANY with flexibility in assigning responsibilities to CONSULTANT and this provision shall not be used to discipline, embarrass, humiliate or harass CONSULTANT.
           7. EXTENT AND PLACE OF SERVICES. CONSULTANT is a general businessman engaged in various business activities, including consulting for other companies. Nothing contained herein is intended to limit Consultant's continuation of existing business activities nor the commencement of new activities, provided only that such activities are not directly competitive with the conduit pipe business of COMPANY, for which reasons Paragraphs 11, 12 and 13 relate to conduit pipe business only. COMPANY acknowledges

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that the majority of Consultant's services will be rendered during the initial months of this Agreement and the diminution of such services over time shall not be a breach hereof nor a reason for reduction of compensation.
           Furthermore, nothing contained herein shall be construed as preventing CONSULTANT from investing his assets in such form or manner as CONSULTANT may select, whether or not such investment will require any services on CONSULTANT'S part in the operation of the affairs of the companies in which such investments are made.
           8. WORKING FACILITIES. CONSULTANT shall be furnished with all necessary working facilities, including but not limited to an equipped office, clerical help, and telephone/facsimile/copying services, suitable to his position and adequate for the performance of his duties. CONSULTANT may utilize his existing office space, in which event COMPANY shall reimburse CONSULTANT for its pro rata share thereof
           9. EXPENSES. CONSULTANT is not authorized to incur expenses on behalf of, or chargeable to, COMPANY, with respect to his business travel, including transportation, lodging, food, entertainment, etc. except within such guidelines as may be established from time to time by the Board of Directors of COMPANY. COMPANY shall reimburse CONSULTANT for authorized expenses within such guidelines upon presentation by CONSULTANT, from time to time, of an itemized account of such expenditures in such form as COMPANY may require, together with receipts or other proofs of the expenditures as may be required.
           10. DISCLOSURE OF INFORMATION REGARDING CONDUIT PIPE. CONSULTANT recognizes and acknowledges that: (a) during the course of his retention, he will have access to valuable proprietary information regarding the conduit pipe, and that (b) such information about the conduit pipe constitutes unique assets of the business of COMPANY. CONSULTANT will not, during or after his retention, personally use or disclose all, or any part of, such proprietary information regarding the conduit pipe to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of COMPANY or one of its subsidiaries, or except as pre-authorized in writing by COMPANY or one of its subsidiaries, publish, disclose or authorize anyone else to publish or disclose, any secret or confidential matter relating to any aspect of the business of COMPANY and its subsidiaries with which CONSULTANT'S service may in any way acquaint CONSULTANT. In the event of a breach, or threatened breach, by CONSULTANT, of the provisions of this Paragraph, COMPANY shall be entitled to a preliminary, temporary and permanent injunction restraining CONSULTANT from disclosing in whole or in part, any such proprietary information and/or form rendering any services to any person, firm, corporation, association, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting COMPANY from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery or damages from CONSULTANT, and neither remedy (injunction or damages) shall be exclusive of the other or constitute an election of remedies.
           11. RESTRICTIVE COVENANT.
           (a) During the term of this Agreement and for a period of one (1) year after the termination of this Agreement and any extension thereof, CONSULTANT shall not, within the eastern United States, as well as within such other areas as COMPANY shall then be operating conduit pipe plants, be engaged in the manufacture and/or sale of conduit pipe or, directly or indirectly, own, anage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business relating to conduit pipe.
           (b) CONSULTANT agrees that the "time,""geographic area," and "scope of business" provisions of this restrictive covenant are reasonable and proper and have been negotiated in connection with his participation in the proposed business combination as well as in connection with his retention hereunder and specifically the continued compensation provisions under Paragraphs 14 and 15.
           (c) COMPANY and CONSULTANT agree, that if any court of competent jurisdiction shall, for any reason, conclude that any portion of this covenant shall be too restrictive, the court shall determine and apply lesser restrictions, it being the intent of the parties that some such restrictions shall be applicable for the protection of COMPANY and its shareholders.
           12. NON SOLICITATION COVENANT.
           (a) During the term of this Agreement and for a period of two (2) years after the termination of this Agreement (including any extension thereof) CONSULTANT shall not solicit, directly or indirectly, by any means, any of the customers, accounts, employees or "leads" of COMPANY relating to the conduit pipe business.
           (b) COMPANY and CONSULTANT agree that, if any court of competent jurisdiction shall, for any reason conclude that any portion of this covenant shall be too restrictive, the court shall determine and apply lesser restrictions, it being the intent of the parties that some such restrictions shall be applicable for the protection of COMPANY and its shareholders.
           (c) This covenant has been given to induce COMPANY to enter into this Agreement and provide CONSULTANT'S job responsibilities and compensation, and specifically the continued compensation provisions under Paragraph 14.
           13. DISABILITY.
           (a) CONSULTANT'S inability to perform his duties because of temporary illness, disability, or incapacity, or for any other reasonable cause, shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him.
           (b) If, at any time during the term of this Agreement and/or any extension thereof, the CONSULTANT is unable to perform his services by reason of illness or incapacity, COMPANY shall continue CONSULTANT'S compensation during the period of such illness or incapacity, up to the balance of the initial term of this Agreement or then current extension thereof.
           (c) At any time, and from time to time, COMPANY may purchase disability insurance to compensate CONSULTANT during periods of disability. In the event that such insurance is purchased, during any period for which benefits are being paid by such insurance subparagraph (a) above shall be inapplicable. In lieu thereof, COMPANY shall compensate CONSULTANT at the agreed base compensation rate less the benefits paid by such insurance.
           14. TERMINATION.
           (a) COMPANY can terminate consultant's retention at any time for good cause. Without intending to limit the definition of good cause hereby, good cause will include:
               (1) the CONSULTANT'S death;

           (2) the occurrence of one of the following events:
(i) CONSULTANT commits, is arrested, or is officially charged with a felony or any crime involving moral turpitude or unethical conduct which in the good faith opinion of the COMPANY could impair his ability to perform his duties;
(ii) CONSULTANT commits an act, or fails to take action in bad faith and to the detriment of the COMPANY, and
(iii) in the good faith opinion of the Board of Directors, the CONSULTANT fails to fully and faithfully perform his obligations under this Consulting Agreement.
           (b) The termination of CONSULTANT'S services shall not constitute a termination of the restrictive obligations and duties under Paragraphs 10, 11 and 12.
           (c) In the event of the bankruptcy (Chapter 7), reorganization (Chapter 11) or other termination of the business of the COMPANY or of any subsidiary on which CONSULTANT'S continued retention and compensation is dependent, the provisions of Paragraph 11 shall continue in full force and effect only so long as full base compensation by COMPANY shall continue.
           (d) In the event of the termination or non-renewal of this Agreement as a result of, or in connection with, or as the outcome of, a change of control of COMPANY, the provisions of Paragraph 11 and the provisions of Paragraph 12 shall not remain in effect following termination.
           15. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York City, New York in accordance with the rules then pertaining of the American Arbitration Association, but with all rights of discovery provided by the New York Rules of Civil Procedure, and judgment upon the award rendered may be entered in any court having jurisdiction thereof
           16. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of a party to exercise any rights or privileges under this Agreement shall not be deemed to be a waiver or extinguishment of such rights or privileges, all of which shall continue to be exercisable.
           17. BENEFIT. The rights and obligations of COMPANY under this Agreement shall inure to the benefit of, and shall be binding upon, its successors and assigns. The protection of Paragraphs 10, I 1 and 12 shall inure to the benefit of COMPANY and any successors and assigns. The rights and obligations of CONSULTANT under this Agreement shall inure to the benefit of, and shall be binding upon, his heirs, administrators, executors, successors and assigns.
           18. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to his residence in the case of CONSULTANT, or to its principal office in the case of COMPANY.
           19. LIFE INSURANCE.
           (a) COMPANY and/or one or more of its subsidiaries may, in its discretion at any time after the execution of this Agreement, apply for and procure, as owner and for its own benefit, insurance on the life of CONSULTANT, in such amounts and in such forms as COMPANY may choose. COMPANY shall not be required to give CONSULTANT any interest whatsoever in any such policy or policies, (although nothing contained herein shall be deemed to prohibit any such arrangement) but CONSULTANT shall, at the request of COMPANY, subject himself to such medical examination, supply such information, and execute such information releases and documents as may be required by the insurance company or companies to whom COMPANY has applied for such insurance.
           (b) The provisions of subparagraph (a) above shall be in addition to any insurance purchased to fund any shareholder buy-sell agreement.
           20. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.
           21. APPLICABLE LAW. This Agreement shall be governed for all purposes by the laws of the State of New York. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.
           IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year herein above written.

                                      FIDELITY HOLDINGS, INC.



ATTEST:                               By:  /s/
                                          ------------------------------------
                                          President

------------------------------
Secretary




WITNESS:



------------------------------